Exhibit 99.1

NEOLEUKIN THERAPEUTICS, INC.

Financial Statements

December 31, 2018

(With Independent Auditor’s Report)

NEOLEUKIN THERAPEUTICS, INC.

INDEPENDENT AUDITOR’S REPORT

The Board of Directors

Neoleukin Therapeutics, Inc.

We have audited the accompanying financial statements of Neoleukin Therapeutics, Inc. (the “Company”) which comprise the balance sheet as of December 31, 2018, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from June 4, 2018 (inception) through December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neoluekin Therapeutics, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the period from June 4, 2018 (inception) through December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses and negative cash flows from operations since inception and has an accumulated deficit as of December 31, 2018. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ CohnReznick LLP

Roseland, New Jersey

August 2, 2019

Neoleukin Therapeutics, Inc.

Balance Sheet

As of December 31, 2018

Assets

Current assets:

Cash	$3,456,427

Prepaid expenses and other current assets	52,735

Total current assets	3,509,162

Property and equipment, net	7,093

Total assets	$3,516,255

Liabilities and stockholders’ deficiency

Current liabilities:

Accounts payable with related parties	$46,538

Total current liabilities	46,538

Convertible promissory notes	3,500,000

Other liabilities	11,731

Total liabilities	3,558,269

Commitments and contingency (note 5)

Stockholders’ deficiency:

Common stock; $0.00001 par value: 20,000,000 shares authorized; 9,500,000 and 4,711,130 shares issued and outstanding at December 31, 2018, respectively	47

Additional paid-in capital	4,664

Accumulated deficit	(46,725)

Total stockholders’ deficiency	(42,014)

Total liabilities and stockholders’ deficiency	$3,516,255

See accompanying notes to financial statements.

Neoleukin Therapeutics, Inc.

Statement of Operations

For the Period from June 4, 2018 (inception) through December 31, 2018

Operating expenses:

Research and development	$3,434

General and administrative	36,349

Loss from operations	(39,783)

Interest expense	6,942

Net loss	$(46,725)

See accompanying notes to financial statements.

Neoleukin Therapeutics, Inc.

Statement of Changes in Stockholders’ Deficiency

For the Period from June 4, 2018 (inception) through December 31, 2018

	Common stock		Additional paid-in capital	Accumulated deficit	Total
	Shares	Amount

Balance at June 4, 2018 (date of inception)	—	$—	$—	$—	$—

Founder shares issued	4,616,382	46	4,570	—	4,616

Vesting of shares previously subject to repurchase	94,748	1	94	—	95

Net loss	—	—	—	(46,725)	(46,725)

Balance at December 31, 2018	4,711,130	$47	$4,664	$(46,725)	$(42,014)

See accompanying notes to financial statements.

Neoleukin Therapeutics, Inc.

Statement of Cash Flows

For the Period from June 4, 2018 (inception) through December 31, 2018

Cash flows from operating activities:

Net loss	$(46,725)

Adjustments to reconcile net loss to net cash used in operating activities:

Non-cash interest expense	6,942

Change in operating assets and liabilities:

Prepaid expenses and other current assets	(52,735)

Accounts payable with related parties	46,538

Net cash used in operating activities	(45,980)

Cash flows from investing activities:

Purchases of property and equipment	(7,093)

Net cash used in investing activities	(7,093)

Cash flows from financing activities:

Proceeds from of convertible promissory notes	3,500,000

Proceeds from issuance of founder shares	9,500

Net cash provided by financing activities	3,509,500

Net increase in cash and cash equivalents	3,456,427

Cash at the beginning of period	—

Cash at the end of period	$3,456,427

Supplemental disclosure of non-cash financing activities:

Vesting of shares previously subject to repurchase	$95

See accompanying notes to financial statements.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

(1)	Organization and Description of Business

Neoleukin Therapeutics, Inc. (the “Company”) is a biotechnology company that creates next generation immunotherapies using breakthrough de novo protein design technology. The Company was incorporated on June 4, 2018 in the state of Delaware and has not yet generated any revenue from the sale of products. Through December 31, 2018, its efforts have been principally devoted to debt and equity financings and licensing and collaboration arrangements.

(2)	Risks and Liquidity

The Company has incurred losses and negative cash flows from operations since June 4, 2018 (inception) and has an accumulated deficit of $46,725 as of December 31, 2018. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its product candidate currently in development. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes its cash and cash equivalents as of December 31, 2018 are sufficient to fund the projected operations of the Company into the third quarter of 2019. Substantial financing will be needed by the Company to fund its operations and to commercially develop its product candidate.

The Company’s operations have consisted primarily of organizing the Company. The Company faces risks associated with companies whose products are in development. These risks include the need for additional financing to complete its research and development, achieving its research and development objectives, defending its intellectual property rights, recruiting and retaining skilled personnel, and dependence on key members of management.

(3)	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Updates (ASU) promulgated by the Financial Accounting Standards Board (FASB).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Estimates and assumptions are periodically reviewed and the effects of the revisions are reflected in the accompanying financial statements in the period they are determined to be necessary. Significant areas that require management’s estimates include the fair value of common stock, stock-based compensation assumptions and the accruals for pre-clinical development and clinical trials.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

Management believes that the carrying amounts of the Company’s financial instruments, including cash and accounts payable, approximate fair value due to the short-term nature of those instruments. Due to the related-party relationship of the convertible promissory noteholders, it is impractical to determine the fair value of the convertible promissory notes.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash with high-credit-quality financial institutions and invests in a money market fund and government agency obligations. The Company has established guidelines relative to credit ratings and maturities that seek to maintain safety and liquidity.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five years. Expenditures for routine maintenance and repairs are charged to expense as incurred and costs of improvements and renewals are capitalized. As of December 31, 2018, the Company had equipment with a cost basis of $7,093. There was no depreciation expense during the period from June 4, 2018 (inception) through December 31, 2018.

Research and Development

Research and development costs are charged to expense as incurred and consist primarily of salaries, benefits, and other related costs for personnel serving in the research and development functions as well as payments to third-party development and related supply and manufacturing costs. At the end of the reporting period, the Company compares payments made to third-party service providers to the estimated progress toward completion of the research or development objectives. Such estimates are subject to change as additional information becomes available. Depending on the timing of payments to the service providers and the progress that the Company estimates has been made as a result of the service provided, the Company may record net prepaid or accrued expense relating to these costs. Costs incurred in obtaining patent and other intellectual property licenses for which there are no alternative future uses are charged to expense as incurred.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

Income Taxes

Income taxes are accounted for under the asset-and-liability method as required by FASB ASC Topic 740, Income Taxes, (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period corresponding to the enactment date. Under ASC 740, a valuation allowance is required when it is more likely than not all or some portion of the deferred tax assets will not be realized through generating sufficient future taxable income.

FASB ASC Subtopic 740-10, Accounting for Uncertainty of Income Taxes, (ASC 740-10), defines the criterion an individual tax position must meet for any part of the benefit of the tax position to be recognized in financial statements prepared in conformity with GAAP. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not such tax position will be sustained on examination by the taxing authorities, based solely on the technical merits of the respective tax position. The Company does not have unrecognized tax benefits as of December 31, 2018. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

Recently Issued Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies certain aspects of the accounting for share-based payment transactions, including impact on income taxes, classification of awards, and classification in the statement of cash flows. The Company adopted this standard in 2018 and it did not have a material impact on the Company’s financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718)

Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Under this ASU, an entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of costs (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The guidance is applicable to public business entities for fiscal years beginning after December 15, 2019, and interim periods within those years, with early adoption permitted. The Company is currently evaluating the effect that this guidance will have on its financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-03, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurements, which changes the fair value measurement disclosure requirements of ASC 820. The goal of the ASU is to improve the effectiveness of ASC 820’s disclosure requirements. The standard is applicable to public business entities for fiscal years beginning after December 15, 2019, and interim periods within those years. The Company is currently evaluating the potential impact of the adoption of this standard on its financial statements and related disclosures.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

In February 2016, the FASB issued ASU No. 2016 02, Leases, which requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date, or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The standard is effective for the Company beginning January 1, 2019, with early adoption permitted. The Company adopted this standard on January 1, 2019 and it did not have a material impact on the Company’s financial statements as the Company had one operating lease (Note 5) for office space with a term that was less than one year.

(4)	Debt

Convertible promissory notes

On December 14, 2018, the Company entered into a Note Purchase Agreement with certain investors, pursuant to which it agreed to issue Convertible Promissory Notes (the “Notes”) in an aggregate amount of up to $5.0 million. As of December 31, 2018, the Company had issued Notes having an aggregate value of $3.5 million. Interest is payable on the Notes at a rate of 4.0%, compounded annually. The Notes also contain a most favored nation clause precluding the Company from offering convertible securities containing terms more favorable than those in the Notes without also offering such terms to the holders of the Notes. Both principal and interest on the Notes become due and payable on December 31, 2021 (the “Maturity Date”), unless the Notes are earlier converted under the terms and provisions set forth below.

Pursuant to the terms and provisions of the Note Purchase Agreement and the Notes, the Notes automatically convert into shares of the Company’s capital stock upon (i) a financing in which the Company sells shares of its preferred stock for a minimum of $10.0 million (a “Qualified Financing”) or (ii) the Company entering into a partnership agreement pursuant to which it would receive proceeds of at least $10.0 million within 12 months of the consummation of such agreement (a “Qualified Partnership Agreement”). The terms of the Notes also permit the holders of the Notes to voluntarily convert their Notes upon (i) a financing in which the Company sells shares of its preferred stock for aggregate proceeds between $5.0 million and $10.0 million (a “Non-Qualified Financing”); (ii) the Company entering into a partnership agreement pursuant to which it would receive proceeds between $5.0 million and $10.0 million within 12 months of the consummation of such agreement (a “Non-Qualified Partnership Agreement”) or (iii) the Maturity Date.

Upon the occurrence of a Qualified Financing, each holder of a Note would be entitled to receive that number of shares of the Company’s capital stock being sold in the Qualified Financing equal to the outstanding balance of such holder’s Note divided by the lower of (A) 80% of the purchase price of the preferred stock being sold in such Qualified Financing and (B) the amount determined by dividing $25.0 million by the Company’s fully diluted capitalization outstanding immediately prior to the closing of the Qualified Financing.

Upon the occurrence of a Qualified Partnership Agreement, each holder of a Note would be entitled to receive that number of shares of the Company’s Common Stock equal to the outstanding balance of such holder’s Note divided by the amount determined by dividing $25.0 million by the Company’s fully diluted capitalization outstanding immediately prior to the execution of the Qualified Partnership Agreement.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

Upon the occurrence of a Non-Qualified Financing, each holder of a Note would be entitled to receive that number of shares of the Company’s capital stock being sold in the Non-Qualified Financing equal to the outstanding balance of such holder’s Note divided by 90% of the purchase price of the preferred stock being sold in such Non-Qualified Financing.

Upon the occurrence of a Non-Qualified Partnership Agreement, each holder of a Note would be entitled to receive that number of shares of the Company’s Common Stock equal to the outstanding balance of such holder’s Note divided by the amount determined by dividing by $20.0 million by the Company’s fully diluted capitalization outstanding immediately prior to the execution of the Non-Qualified Partnership Agreement.

Should the holder of a Note elect to convert his or her Note on the Maturity Date, then such holder would receive that number of shares of the Company’s Common Stock equal to the outstanding balance of such holder’s Note divided by the amount determined by dividing $25.0 million by the Company’s fully diluted capitalization outstanding on the Maturity Date.

If, prior to the conversion or maturity of the Notes, the Company consummates a change of control transaction, then upon the closing of such change of control transaction, the Company shall pay to each holder of a Note an amount equal to the greater of (A) the outstanding balance plus one times the original purchase price of the Note and (B) the amount that would be received if the Note were converted into Common Stock immediately prior to the closing of the transaction at a fully diluted valuation of the Company equal to $25.0 million.

Management evaluated certain conversion features that result in the issuance of a variable number of shares as redemption features. These redemption features require bifurcation to which the Company determined the realization of such redemption features to be remote at the time of original issuance and December 31, 2018.

For the year ended December 31, 2018, the Company recognized non-cash interest expense of $6,942.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

(5)	Commitments and Contingency

Licensing Option Agreement

On November 29, 2018, the Company entered into an Exclusive Option Agreement with the University of Washington (the “Option Agreement”), pursuant to which the Company was granted an exclusive option (the “Option”) to negotiate with the University of Washington to obtain an exclusive, royalty bearing license to certain intellectual property owned by the University of Washington (the “License”).

In consideration for the Option, the Option Agreement required the Company to reimburse the University of Washington for all expenses incurred in relation to the application for, and prosecution and maintenance of, any patents related to the License through the term of the Option Agreement and through any negotiations for a final license agreement.

The Company exercised its Option on January 30, 2019, and a negotiated term sheet setting forth the material terms of the proposed license agreement was accepted on April 4, 2019. The final license agreement was executed on July 8, 2019 (see Note 8).

Research and Development Arrangements

In the course of normal business operations, the Company enters into agreements with contract research organizations, or CROs, to assist in the performance of research and development and preclinical activities and contract manufacturers to assist with supply, manufacturing and controls (CMC) related expenses. Expenditures to CROs and contract manufacturers may represent a significant cost in preclinical and clinical development for the Company in future periods. The Company may elect to discontinue the work under these agreements at any time. The Company may also enter into additional collaborative research, contract research, manufacturing, and supplier agreements in the future, which may require upfront payments and long-term commitments of cash.

Employment Agreements

The Company entered into employment agreements with key personnel providing for compensation and severance in certain circumstances, as defined in the respective employment agreements. In addition, the agreements may include commitments to issue equity awards upon approval by the Company’s board of directors.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

Equity Incentive Plan

In 2018, the Company adopted its 2018 Equity Incentive Plan (2018 Plan). The total number of shares authorized under the 2018 Plan was 500,000. Eligible participants include employees, directors, and consultants. The 2018 Plan permits the granting of incentive stock options, non-statutory stock options, restricted stock, restricted stock units, and stock appreciation rights. The form and terms of any awards under the 2018 Plan are determined by the Company’s Board of Directors. There were no awards issued during the period from June 4, 2018 (inception) through December 31, 2018.

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. There are no such matters currently outstanding.

Operating Lease

In December 2018, the Company entered into a lease for office and laboratory facilities in Seattle, Washington. The lease will commence in January 2019 and expires in December 2019. The future minimum rental payments for fiscal 2019 will be $94,294.

(6)	Stockholders’ Equity

Common stock

During the period from June 4, 2018 (inception) through December 31, 2018, the Company issued an aggregate of 9,500,000 shares to its founders and certain other parties pursuant to restricted stock purchase agreements. Shares issued pursuant to such agreements are subject to vesting periods ranging from immediate to 48 months. In the event an employee or consultant terminates their employment or relationship with the Company prior to completion of any applicable vesting period, the Company has the right to repurchase any unvested shares at their original purchase price. Proceeds received from unvested shares are recorded within other liabilities and reclassified into stockholders’ deficiency as they vest. As of December 31, 2018, there were 4,788,870 unvested shares subject to repurchase.

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the

Company’s stockholders. Common stockholders are entitled to receive dividends, as may be declared by the board of directors, if any. No dividends had been declared through December 31, 2018.

(7)	Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for years in which differences are expected to reverse.

Significant components of the Company’s deferred tax assets for Federal income taxes consisted of the following:

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

Deferred tax assets:	December 31, 2018

Net operating loss carryforwards	$9,305

Capitalized start-up costs and other	1,767

Valuation allowance	(9,583)

Deferred tax assets	1,489

Deferred tax liabilities:

Depreciation	$(1,489)

Net deferred tax asset	$—

The Company does not have any unrecognized tax benefits as of December 31, 2018. The Company recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

The Company had net operating loss carryforwards (NOL) for Federal income tax purposes at December 31, 2018 of approximately $44,000.

The net operating loss carryforwards generated in 2018 and into the future have no expiration. The Company recorded a valuation allowance for its net deferred tax assets as of December 31, 2018, because of the significant doubt about their realization. Realization of the deferred tax asset is contingent on future taxable income and based upon the level of historical losses, management has concluded that the deferred tax asset does not meet the more-likely-than-not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s deferred tax assets as of December 31, 2018. The valuation allowance increased $9,583 during the period from June 4, 2018 (inception) through December 31, 2018.

A reconciliation of income tax benefit at the statutory Federal income tax rate and income taxes as reflected in the financial statements is as follows:

Rate reconciliation:	December 31, 2018

Federal tax at statutory rate	(21.0)%

Increase in valuation allowance	21.0%

Total provision	—%

The Company files income tax returns in the U.S. Federal jurisdiction and in certain state jurisdictions. The Company’s 2018 tax year remains open and subject to examination.

(8)	Related Party Transactions

The Company issued convertible promissory notes (Note 4) in exchange for cash proceeds. During the period from June 4, 2018 (inception) through December 31, 2018, the Company received $3.5 million in cash proceeds from the issuance of convertible promissory notes of which $2.7 million in cash proceeds were from certain of the Company’s founders, chief executive officer and family members.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

As of December 31, 2018, there was $46,000 of payables to certain of the Company’s founders for expenses incurred and paid on the Company’s behalf.

(9)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through August 2, 2019, the date at which the financial statements were available to be issued, and there are no other items requiring disclosure except for the following:

Convertible Promissory Notes

On January 29, 2019, the Note Purchase Agreement and the Notes were amended to increase the amount issuable under the Note Purchase Agreement to $7.0 million. The sale of the additional $3.5 million Notes was completed on February 11, 2019 of which $0.9 million in cash proceeds were from certain of the Company’s founders, chief executive officer and family members.

Licensing Agreement with University of Washington

In July 2019, the Company entered into an Exclusive License Agreement with the University of Washington, or UW, under which UW (on behalf of itself and Stanford University) granted the Company an exclusive worldwide license under certain patent rights, to make, have made, use, offer to sell, sell, offer to lease or lease, import, export or otherwise offer to dispose of licensed products in all fields of use, and a nonexclusive worldwide license to use certain know-how. The foregoing licenses are sublicensable by the Company without UW’s consent, subject to certain limited conditions.

As consideration for the licensed rights, the Company issued 531,579 shares of common stock to UW, representing five percent of the Company’s fully diluted capitalization on the date on which the Exclusive License Agreement was executed. In addition, the Company agreed to issue additional shares of common stock to UW sufficient to ensure UW owns an aggregate of five percent of the Company’s fully-diluted shares through such time as the Company completes an offering of equity securities issued for cash, in an amount equal to or exceeding $2.0 million; provided, however, that the UW shall not receive anti-dilution protection for equity capital raised in excess of $2.0 million. Pursuant to the agreement, the Company also granted to UW an assignable right to participate in any future sale of equity securities by the Company, subject to certain exclusions. The Company will owe UW: (i) an annual maintenance fee starting in January 2022 (but excluding any year in which minimum annual royalties are paid); (ii) up to $0.9 million in combined development and regulatory milestone payments with respect to each distinct class of licensed product; (iii) up to $10.0 million in combined commercial milestone payments based on cumulative net sales of licensed products within each distinct class of licensed products, beginning when cumulative net sales of the class of licensed products equals or exceeds $100.0 million, with the majority payable when cumulative net sales of the class of licensed products equals or exceeds $1.0 billion; (iv) a low single-digit royalty on net sales of licensed products sold by the Company and its sublicensees, which may be subject to reductions, and subject to minimum annual royalty payments following the first commercial sale of a licensed product; (v) a certain percentage of any sublicense consideration (other than royalties) the Company receives from sublicensees, ranging from 50% to low single-digit percentages based on the stage of development at the time the sublicense is executed; and (vi) a certain percentage of consideration the Company receives from an acquisition of the Company or its assets, ranging from 50% to zero based on the stage of development at the relevant time. The Company is obligated to pay royalties on a country-by-country basis until the expiration of the last valid claim within the licensed patent rights in such country.

Neoleukin Therapeutics, Inc.

Notes to Financial Statements

The agreement will expire upon the expiration of the last valid claim within the licensed patent rights. The Company may terminate the agreement upon prior written notice to UW. UW may terminate the agreement by a specified number of days’ notice if the Company permanently ceases operations, becomes insolvent or similar, or if the Company challenges the validity of the licensed patent rights. In addition, UW may terminate the agreement for material breach that is not cured within a specified number of days, which cure period is to be at least doubled if the Company is proceeding diligently to cure the default.

Common Stock Issuance

In July 2019, the Company issued 100,000 shares of its common stock to an affiliate of UW in the form of a donation.

Equipment Purchase

In May 2019, the Company entered into an Equipment Lease with Purchase and Service Plan Agreement (Equipment Agreement) whereby the Company is purchasing laboratory equipment and maintenance contract in exchange for making five annual payments of $54,162 for an aggregate purchase price of $270,810. In addition, the Company exchanged certain of its current laboratory equipment as additional consideration. All rights and title will transfer to the Company upon receipt of the fifth and final payment.